UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2016 (November 7, 2016)

SINO FORTUNE HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-201037	35-2507568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2299 West Yan’an Road, Shanghai Mart Tower, 24th Floor, Room 2403, Changning District, Shanghai200336, China
(Address of Principal Executive Offices)

Registrant’s telephone number: +86 021-2357-0077

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On November 7, 2016, Sino Fortune Holding Corporation (“We” or the “Company”) entered into a short-term entrusted financial management contract (the “Contract”) with Shandong Wenye Investment Co., Ltd. (“Wenye”). The Contract provides that the Company will entrust RMB 50 million (approximately $7.52 million) to Wenye to make investments in purchasing principal guaranteed wealth products for the Company. The term of the Contract is six (6) months from the date of execution and can be automatically extended six (6) months with both parties’ consent.

The foregoing description of the Contact does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Contract attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Form of Short-term Entrusted Financial Management Contract

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINO FORTUNE HOLDING CORPORATION

Date: November 10, 2016

	By:	/s/ Bodang Liu
	Name:	Bodang Liu
	Title:	Chief Executive Officer